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                                                                  Exhibit (a)(4)

                                  TENARIS S.A.
                     OFFER TO EXCHANGE ORDINARY SHARES AND
                           AMERICAN DEPOSITARY SHARES

OFFER TO EXCHANGE:

- one ordinary share for every 1.0933 Siderca Class A ordinary shares tendered;

- one ADS (representing 10 of our ordinary shares) for every 1.0933 Siderca ADSs tendered;

- one ordinary share for every 0.9452 Tamsa common shares tendered;

- one ADS (representing 10 of our ordinary shares) for every 1.8904 Tamsa ADSs tendered; and

- one ordinary share for every 12.0267 Dalmine ordinary shares tendered.

      THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M. (NEW YORK CITY TIME) ON
            DECEMBER 13, 2002, UNLESS EXTENDED. YOU MAY WITHDRAW ANY
         SECURITIES TENDERED AT ANY TIME PRIOR TO THE EXPIRATION DATE.

                                                               November 11, 2002

To Our Clients:

Enclosed for your consideration is the prospectus, dated November 8, 2002 (the "Prospectus") and the related Siderca ADS letter of transmittal relating to the exchange offer (the "Exchange Offer") by Tenaris S.A., a corporation organized under the laws of Luxembourg ("Tenaris"). Tenaris is offering to exchange:

- one ordinary share for every 1.0933 Class A ordinary shares of Siderca S.A.I.C., a corporation organized under the laws of Argentina ("Siderca");

- one American Depositary Share, commonly referred to as ADS (representing 10 ordinary shares) for every 1.0933 ADSs of Siderca;

- one ordinary share for every 0.9452 common shares of Tubos de Acero de Mexico S.A., a corporation organized under the laws of Mexico ("Tamsa");

- one ADS (representing 10 ordinary shares) for every 1.8904 ADSs of Tamsa; and

- one ordinary share for every 12.0267 ordinary shares of Dalmine S.p.A., a corporation organized under the laws of Italy ("Dalmine").

WE ARE, OR OUR NOMINEE IS, THE HOLDER OF RECORD OF SIDERCA ADSS HELD BY US FOR YOUR ACCOUNT. A TENDER OF THESE SIDERCA ADSS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE SIDERCA ADS LETTER OF TRANSMITTAL IS BEING FURNISHED TO YOU FOR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SIDERCA ADSS HELD BY US FOR YOUR ACCOUNT.

Accordingly, we request instruction as to whether you wish to have us tender on your behalf any or all Siderca ADSs held by us for your account.
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Please note the following:

1. The Exchange Offer is being made for all of the outstanding ADSs of Siderca.

2. You will receive one ADS of Tenaris for every 1.0933 Siderca ADSs and cash in lieu of fractional ADSs as described in detail in the Prospectus.

3. Tenaris will not be required to consummate the Exchange Offer with respect to any of Siderca, Tamsa and Dalmine, unless a sufficient number of Siderca's total outstanding Class A ordinary shares (in the form of shares or ADSs) and Tamsa's total outstanding common shares (in the form of shares or ADSs) are validly tendered and not withdrawn so that, after consummation of the Exchange Offer with respect to Siderca and Tamsa, Tenaris holds, directly or indirectly, more than 80% of Siderca's total outstanding Class A ordinary shares and more than 80% of Tamsa's total outstanding common shares (in each case, in the form of shares or ADSs). The consummation of the Exchange Offer with respect to Siderca is conditioned on the consummation of the Exchange Offer with respect to Tamsa and the consummation of the Exchange Offer with respect to Tamsa is conditioned on the consummation of the Exchange Offer with respect to Siderca. The completion of the Exchange Offer with respect to each of Siderca and Tamsa is subject to certain other conditions. For a discussion of these conditions, see "Part Three--The Exchange Offer--Conditions to Completion of the Exchange Offer" in the Prospectus. Tenaris has reserved the right to modify or waive any of these conditions in its discretion, subject to certain limitations and applicable law.

4. Tenaris will, upon the terms and subject to the conditions of the Exchange Offer, exchange Siderca ADSs validly tendered and not properly withdrawn before the expiration of the Exchange Offer. See "Part Three--The Exchange Offer" in the Prospectus.

5. The Exchange Offer and the withdrawal rights will expire at 5:00 p.m., New York City time, on December 13, 2002, unless the Exchange Offer is extended.

6. As of the date hereof, the board of directors of Siderca has not taken a position with respect to the Exchange Offer. Under United States law, the board of directors of Siderca will be required to take a position no later than 10 business days from the commencement of the Exchange Offer. The board can either recommend or reject the Exchange Offer, express no opinion and remain neutral towards it or state that it is unable to take a position. In each case the board has to explain the reasons for its position.

7. Exchange for Siderca ADSs accepted for exchange pursuant to the Exchange Offer will in all cases be made only after the U.S. exchange agent receives before the expiration date of the Exchange Offer a properly completed and duly executed Siderca ADS letter of transmittal (or a copy thereof) with respect to the Siderca ADSs being tendered, together with any required signature guarantees, or an agent's message in connection with a book-entry delivery of ADSs, and any other required documents; and the ADRs evidencing the Siderca ADSs being tendered by mail or pursuant to the procedures for book-entry transfer set forth below (together with a confirmation of receipt of such ADRs).

8. Tenaris will pay any security transfer taxes, if any, with respect to the issuance of Tenaris ADSs pursuant to the Exchange Offer, unless the holder tendering Siderca ADSs differs from the person receiving Tenaris ADSs in exchange therefor or if a transfer tax is imposed for any reason other than the issuance of Tenaris ADSs pursuant to the Exchange Offer, in which case the transferor will need to pay the amount of any transfer taxes. Additionally, U.S. federal income tax backup withholding at a rate of 30% may be required on any payment of cash proceeds, unless an exemption applies or unless the required taxpayer identification information is provided.

If you wish to have us tender any or all of the Siderca ADSs held by us for your account, please instruct us to do so by completing, executing, detaching and returning to us the instruction form attached hereto. If you authorize the tender of your Siderca ADSs, all those Siderca ADSs will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.
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              TENDERING INSTRUCTIONS FOR ADSS OF SIDERCA S.A.I.C.

 The undersigned acknowledge(s) receipt of your letter dated November 11, 2002, the prospectus dated November 8, 2002 (the "Prospectus") and the related Siderca ADS letter of transmittal relating to the offer by Tenaris S.A. to exchange all of the outstanding ADSs of Siderca pursuant to the Exchange Offer.

This will instruct you to tender the number of Siderca ADSs indicated below, or if no number is indicated below, all Siderca ADSs, held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Siderca ADS letter of transmittal.

                             Dated           , 2002

                     NUMBER OF SIDERCA ADSS TO BE TENDERED:
                                       SIDERCA ADSS*

* Unless otherwise indicated, it will be assumed that all Siderca ADSs of the undersigned are to be tendered.

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